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                            GODINHO, SINCLAIR
                            Business Lawyers*

                                            10th Floor, Montreal Trust Centre
*Associated in the practice                                510 Burrard Street
of law.   Some lawyers are              Vancouver, British Columbia, V6C 3A8
practicing as law corporations.                     Telephone (604) 689-9930
                                                  Direct Line (604) 687-8800
Reply Attention of Bruce Bragagnolo                 Facsimile (604) 689-9940

March 2, 1998

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:

        Re: CONSENT OF COUNSEL TO USE OF NAME IN REGISTRATION STATEMENT ON FORM SB-2 OF GLOBAL PACIFIC ENTERPRISES, INC.

We are the special securities counsel in the Province of British Columbia,
Canada for the above mentioned corporation.   We hereby consent to the
inclusion and reference to our name in the Registration Statement on Form SB-2 for Global Pacific Enterprises, Inc., dated March 1, 1998

                                                          Yours very truly,

                                                          GODINHO, SINCLAIR


                                                          Per:
                                                              Bruce Bragagnolo